Exhibit 10.2

February 14, 2025

Attn: Joseph N. Forkey

Precision Optics Corporation, Inc.

22 East Broadway

Gardner MA, 01440

RE:       FY 6/30/2025 Covenant Waiver - 6180851, 6180861 & 630006379

Dear Mr. Forkey,

Precision Optics Corporation, Inc has relayed its projecting it will not meet its minimum annual debt service coverage covenant of 1.20x for the future reporting period ending June 30, 2025, as defined in the loan and security agreement, dated October 4, 2021, and amended June 2, 2023, and other documents related to Borrower loans.

Main Street Bank herein agrees that the Borrower’s Covenant Default for the future reporting period ending June 30, 2025, is hereby waived, subject to a $30,000 Waiver Fee. Subject to the completion of the equity raise by February 24, 2025, in the amount of no less than $4,500,000. The waiver is also subject to Line of Credit #6180861 being paid down to $0.00 with proceeds from said equity raise, and any future advances contemplated under the Line being contingent on the borrower achieving a minimum Debt Service Coverage Ratio of 1.20x (based on quarterly testing).

Please note that this waiver does not constitute a waiver of any other provision or term of the loan agreement or any related documents, nor is it an agreement to waive in the future this covenant or any other provision or term of Loan Agreement or any related document. All the terms and provisions of the Loan Agreement, and all other documents and agreements between Borrower and Bank shall continue in full force and effect.

Should you have any questions, please do not hesitate to contact me at ***.

Sincerely,

/s/ ***

***

Senior Vice President

Commercial Lending Team Leader

Direct Line: ***

BankMainStreet.com